                     STOCK PLEDGE AGREEMENT
                     ----------------------

          This Stock Pledge Agreement, (this "Agreement") is made and entered into as of the 18th day of April, 1995, by and between THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association ("Pledgee") and INSITUFORM MID-AMERICA, INC., a
Delaware corporation ("Pledgor").

                              RECITALS
                              --------

          A. Pledgor, Pledgee, as Agent and Pledgee and Mark Twain Bank, as lenders ("Lenders") have entered into that certain Loan Agreement of even date herewith (as the same may be renewed, extended, amended, restated, replaced or otherwise modified from time to time, the "Loan Agreement") whereby Lenders have made a term loan to Pledgor of $15,250,000.

          B. Pledgor owns 100% of the issued and outstanding voting stock of Affholder, Inc., Insituform Central, Inc., Insituform Missouri, Inc., Insituform North, Inc., Insituform Plains, Inc., Insituform de Puerto Rico, Inc., Insituform Rockies, Inc., Insituform Texark, Inc., PALTEM Systems, Inc. United Pipeline Systems USA, Inc. and United Pipeline Systems, Inc. (each a "Subsidiary" and collectively the "Subsidiaries"), as set forth on
Schedule 1 attached hereto (the "Shares").

          C. Pledgor and Pledgee desire to secure the payment of the Loan Obligations (as defined in the Loan Agreement) as hereafter provided.

     In consideration of the foregoing, the agreements below and other sufficient consideration, the receipt of which is hereby acknowledged, Pledgor and Pledgee agree as follows:

1.        PLEDGE AND GRANT OF SECURITY INTEREST.

          1.1. To secure the due and punctual payment and performance of all the Loan Obligations, Pledgor hereby grants to Pledgee, for the ratable benefit of Lenders, a security interest under the Uniform Commercial Code as currently effective in the State of Missouri in all of the Shares. The Shares are represented by certificates which are herewith delivered, together with a stock power attached to each such stock certificate executed in blank by Pledgor, to Pledgee.

          1.2. In addition, Pledgor hereby grant to Pledgee, for the ratable benefit of Lenders, a security interest in the following
(which shall be deemed included in the term "Shares"): (i) all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of such Shares, (ii) any and all distributions made by any Subsidiary in respect of the Shares, whether in cash or in kind, by way of dividends or stock splits, or pursuant to a merger or consolidation or otherwise, or any substitute security issued upon conversion, reorganization or otherwise, (iii) any and all other property hereafter delivered to Pledgor or Pledgee in substitution for or in addition to any of the foregoing (including without limitation all securities issued pursuant to any shareholder agreement, stock purchase agreement, stock purchase rights or other agreement with respect to stock of any Subsidiary to which Pledgor may now or hereafter be a party), all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and (iv) any and all proceeds of any of the foregoing. If any of the foregoing shall be received by Pledgor, Pledgor shall immediately deliver the same to Pledgee or its designated nominee, accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions, to be held subject to the terms of this Agreement. Notwithstanding anything in this Section to the contrary, Borrower may make Distributions (as defined in the Loan Agreement) to the extent provided in the Loan Agreement.

2. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants that:

          2.1. Pledgor owns the Shares, free of all Security Interests (as that term is defined in the Loan Agreement).

          2.2. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of the Subsidiaries.

          2.3. The delivery of the Shares to Pledgee pursuant to this Agreement and the filing of the financing statement(s), which have been, or contemporaneously with the execution of this Agreement shall be, delivered to Pledgee, in the offices shown thereon, create a valid and fully perfected first priority security interest in the Shares, securing the payment of the Loan Obligations.

          2.4. No consent of any other party (including, without limitation, any stockholder or creditor of Pledgor) and no governmental approval is required for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Shares pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

          2.5. None of the Shares constitutes "margin stock" (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).


3. DILUTION OF STOCK. Pledgor agrees that (i) it will cause the Subsidiaries not to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Shares, and
(ii) deliver hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Shares together with executed stock powers duly endorsed in blank.

4. ADDITIONAL SECURITY INTERESTS. Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Shares, (ii) create or permit to exist any Security Interest upon or with respect to any of the Shares, except for the security interest under this Agreement or (iii) enter into any other contractual obligations which may restrict or inhibit Pledgee's rights or ability to sell or otherwise dispose of the Shares or any part thereof after the occurrence of a default hereunder.

5. CUSTODY AND PRESERVATION OF THE COLLATERAL. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession (even if it fails to sell or convert collateral which is falling in market value).
The failure of Pledgee to preserve or protect any rights with respect to any of the Collateral against other parties shall not be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

6. DEFAULT. Any one or more of the following shall constitute a default hereunder:

          6.1.  An Event of Default under the Loan Agreement;

          6.2. A change in the stock structure of any Subsidiary which would cause Pledgor, upon liquidation of such Subsidiary, to be entitled to receive less than 100% of the net assets of such Subsidiary;

          6.3. A violation by Pledgor of any of the provisions or conditions of this Agreement, which is not cured within thirty (30) days from the date of such violation;

7. REMEDIES. Upon the occurrence and during the continuance of any default:

          7.1. Pledgee may at any time exercise the rights and pursue the remedies provided under the Uniform Commercial Code as currently effective in, or as hereafter amended by, the State of Missouri, including but not limited to selling the Shares at any public sale or, at private sale without advertisement if in Pledgee's reasonable judgment such private sale would result in a greater sale price than a public sale. The parties agree that in the event Pledgee elects to proceed with respect to the Shares, whenever applicable provisions of the Uniform Commercial Code require that notice be reasonable, ten (10) days' notice shall be deemed reasonable. Pledgee shall not be obligated to make any sale of the Shares regardless of notice of sale having been given.
Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgee may bid and become a purchaser at any such sale, if public, and upon any such sale Pledgee may collect, receive, and hold and apply, as provided herein, the proceeds thereof to the payment of the Loan Obligations, and assign and deliver the Shares and the certificate therefor to the purchaser at any such sale. The proceeds from any such sale shall be applied first to the payment of all legal and other costs and expenses incurred in connection with the sale and next to the payment of the Loan Obligations. The balance, if any, of such proceeds remaining after such application shall be promptly paid to Pledgor.

          7.2. Pledgee shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Shares.

          7.3. Upon the occurrence and continuation of a default, in the event that Pledgee determines that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar federal or state law, or if such registration or compliance is required with respect to the Shares prior to the sale thereof by Pledgee, Pledgor will use its best efforts to cause such registration to be effectively made, at no expense to Pledgee, and to continue such registration effective for such time as may be reasonably necessary in the opinion of Pledgee, and will reimburse Pledgee for any reasonable expense incurred by Pledgee including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection therewith; and should Pledgee determine that, prior to any public offering of any of the Shares, such securities should be registered under the Securities Act of 1933 and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Pledgor agrees that it will be commercially reasonable to arrange a private sale so as to avoid a public offering, even though the sales price established and/or obtained may be substantially less than might have been obtained through a public offering. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Pledgee by reason of the failure by Pledgor to perform any of the covenants contained in this paragraph and, consequently, agrees that, if

Pledgor shall fail to perform any of such covenants, Pledgor shall pay, as damages and not as a penalty, an amount equal to the value of the Shares on the date Pledgee shall demand compliance herewith.

8. RIGHT TO VOTE SHARES. Until the Loan Obligations are fully paid, Pledgee shall have the sole right to vote the Shares with regard to any proposed amendment to the Articles or Certificate of Incorporation of any Subsidiary which would result in a change in the preferences, qualifications, limitations, restrictions, or the special or relative rights in respect of the Shares. Otherwise, Pledgor shall have the sole right to vote the Shares unless there is a default hereunder.

9. PRESERVATION AND PERFECTION OF SECURITY INTERESTS. Pledgor shall promptly, upon the request of Pledgee and at Pledgor's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, if applicable, register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of this Agreement, and give such further assurances as may otherwise be necessary or desirable for the creation, preservation and/or perfection of the liens created by this Agreement.

10. RELEASE OF SHARES. Whenever the full amount of the Loan Obligations have been paid to Pledgee, for the ratable benefit of Lenders, Pledgee shall return the certificates representing the Shares to Pledgor, with the stock powers executed by Pledgor attached, and such Shares shall be deemed released from any Security Interest hereunder.

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one and the same instrument.

12. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

13. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be given in the manner required for notices under the Loan Agreement.

14. GOVERNING LAW. This Agreement shall be governed and construed under the internal laws of the State of Missouri without regard to choice or conflicts of law provisions.


                [rest of page intentionally blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  INSITUFORM MID-AMERICA, INC.



                                  By:--------------------------------------
                                  Name:------------------------------------
                                  Title:-----------------------------------


                                  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



                                  By:--------------------------------------
                                  Name:------------------------------------
                                  Title:-----------------------------------

                                                    SCHEDULE 1
                                                    ----------

                                                             Stock
                                       Class of              Certificate           Par             Number of
Issuer                                 Stock                 Numbers               Value           Shares
- ------                                 --------              -----------           -----           ---------
Affholder, Inc.                        Voting Common         2                     $1.00               3,521

Affholder, Inc.                        Non-Voting Common     2                     $1.00               1,597

Insituform Central, Inc.               Common                2                     $1.00               1,000

Insituform Missouri, Inc.              Common                2                     $1.00               8,833

Insituform North, Inc.                 Common                2                     $1.00                 100

Insituform Plains, Inc.                Common                2                     $1.00               1,429

Insituform de Puerto
Rico, Inc.                             Common                2                     $.01              100,000

Insituform Rockies, Inc.               Common                2                     $1.00               1,000

Insituform Texark, Inc.                Common                2                     $1.00               1,000

PALTEM Systems, Inc.                   Common                2                     $1.00               1,000

United Pipeline Systems
USA, Inc.                              Common                2                     $1.00                 100

United Pipeline Systems, Inc.          Class A Common        A-1                                         100

United Pipeline Systems, Inc.          Class "B"             B-4                                     971,454
                                       Preferred

Tite Liner NRO Corp.                                         7                                     3,794,769
